Exhibit 10.30

Digicel Group Limited phantom share plan

A.	Definitions and Interpretation

In these Rules, unless the context otherwise requires, the following words and expressions shall have the following meanings:

1.	“Affiliate” shall mean any corporation, limited liability company, limited partnership, or partnership 40% or more of the equity securities, measured either by voting rights or value, of which is owned by the Company or by a Subsidiary of the Company.

2.	“Agreed Percentages Payable” means the percentage amounts payable as outlined in the Grant of Phantom Shares the form of which is set out in Appendix 1.

3.	Base Price” means the Market Price of the Shares on the date Phantom Shares are issued or the date of commitment if earlier.

4.	“Board” means the Board of Directors of the Company.

5.	“Company” means Digicel Group Limited, a Bermuda exempted limited liability company.

6.	“Change of Control” means the occurrence of any of the following events:

(i)	any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a shareholder as of the date thereof, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the Company’s outstanding voting shares; or

(ii)	if the Company consummates any transaction (including, without limitation, any merger, consolidation, amalgamation, scheme of arrangement or other combination) pursuant to which the Company’s outstanding voting shares are converted into or exchanged for cash, securities or other property, or the Company conveys, transfers, leases or otherwise disposes of, or any resolution with respect to a demerger or division is passed by the Board or Shareholders pursuant to which the Company would dispose of, all or substantially all of the Company’s assets (any such transaction or resolution, a “Business Combination”), in each case other than in a Business Combination where:

(x) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s voting shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting shares entitled to vote generally in the election of directors of the surviving or transferee entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such Business Combination, owns the Company or all or substantially all the Company’s assets directly or through one or more subsidiaries); and

(y) no person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in (i) above) directly or indirectly, of more than 50% of the then-outstanding voting shares of the surviving or transferee entity resulting from the Business Combination, except to the extent that the ownership in excess of 50% existed prior to the Business Combination; or

(iii)	during any consecutive two-year period individuals who at the beginning of such period constituted the Board (together with any new members whose election to such Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office; or

(iv)	the Shareholders approve, or a court of jurisdiction makes an order for, the winding-up or dissolution of the Company, other than in the context of a Business Combination that does not constitute a Change of Control under paragraph (ii) above.

7.	“Exchange Act” means the US Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the US Securities and Exchange Commission thereunder.

8.	“IPO Date” means the effective date of a listing or quotation of some or all of the Shares on a Securities Exchange.

9.	“Market Price” means the market price per Share on any date as determined in accordance with the following provisions:-

(i)	if the Shares are traded on one or more Securities Exchanges on such date, the Market Price shall be equal to the closing price per Share reported for such date by the composite-transactions report for the Securities Exchange determined by the Board to be the primary market for the Shares or, if no closing price per Share is reported for such date, then the Market Price shall be the closing price for the last preceding date for which such report exists; or

(ii)	if the Shares are not traded on a Securities Exchange on such date, the Market Price shall be based upon a per share valuation of the Company determined as of the date of the last quarter prior to the date the Plan Administrator exercises its rights hereunder. The valuation of the Company shall be prepared by a third party appointed by the Board. The Board, in its sole discretion, shall have the right to amend the Market Price that is derived from such valuation in the event that in the opinion of the Board there has been a material change to the valuation of the Company since the date of the last quarterly valuation, taking into account such factors as it deems appropriate.

10.	“Payment” means the difference (if a positive amount) between the Market Price of the shares at the date of Payment and the Base Price as adjusted in accordance with the rules of this scheme, times the number of Phantom Shares times the Agreed Percentage Payable.

11.	“Payment Dates” mean the dates specified in the grant of Phantom Shares or such other later date as determined by the Board following consultation with the Individual.

12.	“Payment Period” means the period over which any payments shall be paid.

13.	“Phantom Shares” means the right to receive a bonus payable in cash calculated by reference to the increase in the Market Price of the shares and calculated in accordance with the terms set out in the grant of Phantom Shares.

14.	“Qualifying Company” means the Company or an Affiliate.

15.	“Securities Exchange” means any recognised stock exchange or public securities market including, but not limited to, the Irish Stock Exchange Limited, the London Stock Exchange Limited, the New York Stock Exchange, the NASDAQ Stock Market and EASDAQ.

16.	“Service Contract” means any contract of service or contract for services between an Individual and a Qualifying Company.

17.	“Share” means a common share in the capital of the Company.

18.	“Shareholder” means a person who holds Shares.

19.	“Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company (other than the last company) in the unbroken chain owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

20.	Any reference in these Rules to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

21.	The headings in these Rules are inserted for ease of reference only and shall not be taken into account in construing these Rules.

22.	Words denoting the masculine gender shall include the feminine and neuter genders and words denoting the singular shall include the plural and vice versa.

B.	Administration

The granting of Phantom Shares shall be administered by the Board or by a duly constituted committee of the Board to which the Board delegates some or all of its authority hereunder upon such terms and conditions as the Board in its absolute discretion shall determine. The Board or the committee appointed to serve as administrator of these Rules, acting within its authority, shall be hereafter referred to as the “Board”.

C.	Grant of Phantom Shares

(a)	The Board shall have the right to grant Phantom Shares to an individual who provides services to one or more Qualifying Companies as a member of the senior management team of the Company and its subsidiaries (including an executive director), including such an individual temporarily absent from his employment for some purpose approved by the Company, directors of the Company and its subsidiaries and such other individuals as the Board, in its sole discretion, determine (each, an “Individual”).

(b)	No person shall be entitled as of right to receive Phantom Shares and the Board may from time to time, in its absolute discretion, select those Individuals to whom Phantom Shares shall be granted hereunder and shall by appropriate resolution approve the grant of such Phantom Shares.

D.	Terms and Conditions of Phantom Shares

With respect to any Phantom Shares granted hereunder, the Board shall at the time of grant determine (i) the number of Phantom Shares, (ii) the Base

Price, (iii) the Payment Period, (iv) the Payment Dates, (v) the Agreed Percentages Payable, and (vi) any other conditions including performance-based conditions applicable to such Phantom Shares and these shall be communicated in writing and evidenced in a Grant of Phantom Shares in the form attached as Appendix 1. For the avoidance of doubt, save for the provisions of Rule I, Phantom Shares will not be capable of conversion into Shares and will not be entitled to voting rights.

Save as otherwise provided hereunder, any Phantom Shares granted shall be personal to the Individual and shall be non-assignable and shall automatically lapse and cease to be exercisable if it is purported to be transferred, assigned, mortgaged, charged or otherwise disposed of by the Individual, provided, however, that:

(i)	in the event an Individual dies while holding outstanding Phantom Shares granted hereunder, the legal personal representative of such Individual shall be entitled to receive any payments due under the Phantom Shares held by such Individual.

E.	Change of Control

(a)	In the event of a Change of Control, the Payment Dates of each outstanding Phantom Share held by an Individual on the effective date of the Change of Control shall, to the extent not otherwise payable, automatically accelerate and such Phantom Shares shall become payable immediately prior to the effective date of the Change of Control.

(b)	For the avoidance of doubt hereunder, in no event shall a Reorganisation, as defined in Rule H, or an IPO constitute a Change of Control.

F.	Reconstruction and Winding-Up

In the event of:

(i)	any reorganisation of the capital of the Company or any reconstruction or amalgamation of the Company involving a material change in the nature of the Shares (and for the purposes of this sub-rule the determination by the Board of a material change in the nature of Shares in any particular case shall be final and conclusive and shall be communicated to the holders of Phantom Shares in writing); or

(ii)	the Company passing a resolution for its winding-up or an order being made for the compulsory winding-up of the Company (the passing of which resolution or the making of which order shall be communicated by the Board to the holders of Phantom Shares in writing);

on the date that such reconstruction or amalgamation becomes unconditional or such winding-up takes effect or within such period before or after such date as the Board may determine, the Payment Dates of the Phantom Shares shall be accelerated upon and subject to any conditions or limitations as the Board may in its discretion determine.

G.	Variation of Capital

In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, common shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, redemption or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to the holder of the Phantom Shares, then the Board may, in such manner as it may deem equitable, adjust any or all of (i) the number of Phantom Shares granted, and (ii) the Base Price of the Phantom Shares granted, or (iii) effect any combination of the foregoing.

H.	Reorganisation

If the Company is the subject of a reorganisation whereby all or substantially all of the issued equity share capital of the Company is or is to be acquired by another company, with the result that the beneficial ownership of such new company is substantially the same as that of the Company immediately prior to such reorganisation (the “Reorganisation”), the Board may by resolution replace each Phantom Share outstanding immediately prior to the Reorganisation with a Phantom Share of the new company (the “Replacement Phantom Shares”). The Replacement Phantom Share may, at the discretion of the Board, be for a number of Phantom Shares of the new company which is more or less than the number of Phantom Shares immediately prior to the Reorganisation and the Base Price applicable to the Replacement Phantom Share may be more or less than the Base Price which applied to the Phantom Shares immediately prior to the Reorganisation provided however that:

(i)	the aggregate of the Payments if any due on the Replacement Phantom Shares immediately after the Reorganisation shall be equal to the aggregate of the Payments if any due immediately prior to such Reorganisation;

(ii)	the Payment Dates shall remain unchanged and shall apply to the Replacement Phantom Shares; and;

all references in these Rules to the term “Company” shall be deemed to refer to the new company and all references in these Rules to the term “Share” or “Shares” shall be deemed to refer to a share or shares of the new company.

Notwithstanding the provisions of Rule H above, any adjustment made to the number of Phantom Shares and to the Base Price, in connection with a Reorganisation shall be subject to receipt of confirmation in writing from a firm of accountants or other independent experts that such variation is in their opinion fair and reasonable.

I.	IPO Lock-up/Restrictions on Sale of Shares

In the event that the Company elects to effect an IPO, the Board will endeavour to the extent possible to substitute the Phantom Shares held by the Individual with Shares. The number of Shares to be issued to the Individual will equate to the value of the Phantom Shares held at the date of the IPO divided by the issue price of the IPO, provided that:

(i)	It shall be a fundamental condition in respect of any Shares issued under this Rule I that each Individual hereunder shall, promptly upon request by the Company, execute the form of market stand-off or lock-up agreement, if any, requested by the Company’s underwriters in connection with such IPO; and

(ii)	It shall be a fundamental condition in respect of any Shares issued to an Individual under this Rule I may, in the event of an IPO, be subject to such restrictions on the sale of such Shares as the Board shall impose and notify to the Individual in writing from time to time (in addition to any restrictions imposed pursuant to the market stand-off or lock-up agreement referred to in Rule I (i) above), which restrictions may continue after the Individual ceases to serve as an employee of the Company or any of its Affiliates, provided, however, that in no event shall any such restriction continue for a period in excess of the two-year period after the date of the IPO and provided also that such restrictions shall automatically lapse in the event the Individual ceases to be an employee of the Company or any of its Affiliates by reason of death, permanent incapacity (as determined by the Board after obtaining such independent medical advice as it deems necessary), retirement at or after the Individual’s normal retirement age or redundancy.

J.	Confidentiality

The issue of Phantom Shares is confidential. The names and identity of Individuals who hold Phantom Shares are to remain confidential and no Individual is allowed to disclose or discuss the issue of Phantom Shares or the rules pertaining to such Phantom Shares to anyone apart from his/her spouse/partner (in which case the Individual is liable for compliance by the spouse/partner of this Rule J), the Group CEO, the Group CFO, the Group HR Director or the Board.

K.	Amendment

The Board shall have complete and exclusive power and authority to vary, amend or revoke any of these Rules, provided always that no such alteration, amendment or revocation shall impose more onerous obligations on any Individual in respect of the Phantom Shares issued to the Individual, and subject to any Shareholder approval that may be required pursuant to applicable law and regulations or agreements entered into between Shareholders.

As soon as is reasonably practicable after any variation, amendment or revocation under this Rule K above takes effect, the Board shall give notice in writing thereof to all Individuals affected by such variation, amendment or revocation.

L.	No Compensation for Loss of Options

Neither the granting of Phantom Shares hereunder or the Rules shall form part of the terms and conditions of any Service Contract between an Individual and any Qualifying Company and consequently, rights and obligations of an Individual under the terms and conditions of his office with or employment by any Qualifying Company shall not be affected by his receipt of a grant of Phantom Shares. Accordingly, the Individual shall have no right to any compensation or damages arising for the loss of his entitlement (for any reason whatsoever) with respect to his grant of Phantom Shares as a result of the termination of his status as a employee of the Company or any of its affiliates (for any reason whatsoever) and accordingly the Individual waives any such right to compensation or damages, whether such compensation or damages is claimed by way of damages for unfair or wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

The benefits to an Individual arising from the grant of Phantom Shares shall not form any part of his remuneration from any Qualifying Company or be included in his remuneration for pension scheme or other employee benefit-related purposes.

M.	Miscellaneous

Any notice or other communication under or in connection with the grant of Phantom Shares and/or these Rules may be given by personal delivery or by sending the same by prepaid post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is personally delivered, it shall be deemed to have been received at the time of delivery and where it is posted to an address within the Caribbean, it shall be deemed to have been received forty-eight (48) hours after it was put into the post properly addressed and stamped and where it is posted to an address outside the Caribbean, it shall be deemed to have been received on the fifth business day after the date it was put into the post properly addressed and stamped.

The validity and interpretation of these Rules shall be governed by and construed in accordance with the laws of Bermuda and the Courts of Bermuda shall have jurisdiction in any matter arising out of these Rules.

APPENDIX 1

Digicel Group Limited

Grant of Phantom Shares

The Board of Digicel Group Limited (“the Company) has granted the individual named below (the “Individual”) Phantom Shares subject to the Rules and the terms and conditions set out below:

Name of Individual:

Address of Individual:

:

Number of Phantom Shares:

Base Price per Phantom Share	US$[ ]

Payment Period	x years/months from or such later period as determined by Board following consultation with the Individual.

Payment Dates	or such later dates as determined by the Board following consultation with the Individual.

Agreed Payment Percentage	:-

Date	% Payment
Or such later date as determined by the Board following consultation with the Individual.
Or such later date as determined by the Board following consultation with the Individual.

The Individual understands and agrees that the Phantom Shares are issued subject to and in accordance with these Rules and the Individual hereby acknowledges receipt of a copy of such Rules and agrees to be bound by such Rules.

The Individual further understands and agrees that the payments as outlined in the above schedule may be conditional on achievement of certain agreed performance criteria which if applicable will be communicated to the Individual in conjunction with this Grant of Phantom Shares.

The Board shall have the authority, exercisable in its absolute discretion to amend any of the agreed criteria but not if such amendment results in a more onerous performance measure. This will normally only apply if there is an Act of God or if decisions are made by the Board which have an adverse effect on the achievement of any of the agreed performance criteria in which instance the amendment will be limited to the direct impact of that specific matter.

Subject to Rule D of the Rules, the Individual further acknowledges that the grant of Phantom Shares is personal to the Individual and may not be transferred, assigned, mortgaged, charged or otherwise disposed of by the Individual, that nothing in this Notice of Grant or in the Rules shall confer upon the Individual any right to continue in the service or employment of the Company or any Qualifying Company for any period of specific duration and that this grant of Phantom Shares shall not form part of the terms and conditions of the Individual’s Service Contract with the Company or any Qualifying Company employing him. Accordingly, the Individual acknowledges that he or she shall have no right to any compensation arising for the loss of his or her entitlement with respect to the grant of Phantom Shares as a result of the termination of the Individual’s status as an employee of the Company or any of its Affiliates (for any reason whatsoever).

Except as the Board may otherwise provide at the time of the grant of Phantom Shares or thereafter, or as required to comply with applicable law:

(a)	If the Individual’s employment or service with the Company and its Affiliates is terminated by the Individual or by the Company (or by the applicable Qualifying Company) for any reason (other than death or disability or by the Company for cause), then (i) to the extent not yet payable as of the date of termination of employment or service, the Phantom Shares held by the Individual shall immediately be forfeited, and (ii) to the extent any Payment is due as of the date of termination or service, such amount shall be paid within three (3) months (or such longer or shorter period, if any, as may be determined by the Board);

(b)	If the Individual’s employment or service with the Company and its Affiliates is terminated by the Individual or by the Company (or by the applicable Qualifying Company) due to the Individual’s death or disability, then (i) to the extent not yet payable as of the date of termination of employment or service, the Phantom Share shall immediately be forfeited, and (ii) to the extent any Payment is due as of the date of termination of employment or service, such amount shall be paid within three (3) months (or such longer or shorter period, if any, as may be determined by the Board);

(c)	If an Individual’s employment or service with the Company or any of its Affiliates is terminated by the Company (or by the applicable Qualifying Company) for cause, as determined in accordance with the laws governing the Individual’s Service Contract, then, as of the date of termination of employment or service, all Phantom Shares held by such Individual and any right to payment on the Phantom Shares shall automatically lapse;

(d)	If the Individual is in breach of the Confidentiality undertaking in Rule J, the Board is entitled to notify such Individual, that all Phantom Shares held by such Individual and any right to payment on the Phantom Shares have been forfeited.

Each capitalised term in this Notice shall have the meaning assigned to such term in this Notice or the Rules.

By executing the attached duplicate of this Notice, the Individual confirms his or her acceptance of the grant of Phantom Shares upon the terms and conditions described herein. In the event the attached duplicate is not returned to the Company duly executed on or prior to [                    ], the grant of Phantom Shares shall be deemed to have lapsed as of such date and shall have no force or effect thereafter.

By:

Title:

For and on behalf of Digicel Group Limited

Acknowledged and Accepted:

By:
Individual